SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☒	Soliciting Material Pursuant to § 240.14a-12

SAIC, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

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☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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3.	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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☐	Fee paid previously with preliminary materials.
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
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9.	Date Filed:

Your Invitation & Information on SAIC’s June 8, 2007 Annual Meeting of Stockholders

Stockholders are invited to attend the 2007 Annual Meeting of Stockholders of SAIC, Inc. on Friday, June 8, 2007, at the SAIC Conference Center in McLean, Va. A proxy statement for this meeting will be distributed to our stockholders around May 7, 2007. At the meeting, stockholders will be asked to vote on:

•	Electing directors

•	Amending our certificate of incorporation to provide for the annual election of directors

•	Amending our certificate of incorporation to eliminate the distinction between the various series of class A preferred stock

•	Approving the material terms of and amendments to our 2006 Equity Incentive Plan

•	Ratifying the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for fiscal 2008

Watch for Delivery of Your Proxy Statement

All stockholders as of the April 10, 2007, record date will receive proxy materials via email or mail. Active employee stockholders will receive a link to the proxy materials via an email sent to their company registered email address. This email will be titled “SAIC Annual Meeting of Stockholders: Access ProxyVote.com and Vote Your Shares.” Please do not delete this email as it will contain a link to the proxy materials and the online voting site. All other stockholders will receive the proxy materials through the mail. Your proxy and voting instruction card will be included in these materials.

If you made a prior enrollment for electronic delivery or opted out of electronic delivery as a stockholder of Science Applications International Corporation prior to our reorganization, this election is no longer effective. SAIC, Inc. is a different issuer than Science Applications International Corporation; therefore, stockholders of SAIC, Inc. will need to make new elections for electronic delivery. We have automatically enrolled all active employee stockholders in electronic delivery. However, you may cancel or change this enrollment at any time at https://enroll1.icsdelivery.com/sai/ChangeCancel.aspx?FormId=313. Any cancellation or changes to your electronic enrollment will not be effective for this proxy distribution.

Your Vote Is Important!

It is important that all stockholders cast their vote for the following reasons.

1.	Your vote registers your opinion on the matters before the stockholders at the annual meeting.

2.	Your vote helps ensure that we have sufficient shares represented in person or by proxy to establish a quorum for the meeting.

3.	The proposal regarding the annual election of directors must receive at least a two-thirds affirmative vote in order to be implemented. Our Board of Directors is recommending this change to our board structure to better align us with a growing trend in corporate governance which is intended to increase stockholder influence. We have historically had a classified board, that is, directors are each assigned to one of three classes of directors elected for staggered three-year terms. If the proposal for the annual election of directors is approved by stockholders, the separate board classes will be eliminated and all directors will be elected annually for one-year terms beginning with the 2008 Annual Meeting of Stockholders. However, in order to implement this proposal, the affirmative vote of the holders of at least two-thirds of the voting power of common stock and preferred stock, voting together as a class, is required.

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We encourage all stockholders to review the proxy materials and cast their vote on all proposals and nominees presented by the Board. We look forward to receiving your vote and your participation in the Annual Meeting of Stockholders on June 8, 2007.

If you have any questions, please contact SAIC Investor & Employee Owner Relations 1-800-303-5471, 8 AM – 5 PM PT, Monday – Friday.

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In connection with the 2007 Annual Meeting of Stockholders, SAIC, Inc. has filed a definitive proxy statement with the Securities and Exchange Commission (the “SEC”). STOCKHOLDERS ARE ADVISED TO READ THE DEFINITIVE PROXY STATEMENT BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSALS TO BE PRESENTED AND VOTED UPON. The definitive proxy statement will be delivered to stockholders on or about May 7, 2007. Stockholders may also obtain a copy of the definitive proxy statement and any other relevant documents filed by SAIC, Inc., for free at the SEC website at http://www.sec.gov. The definitive proxy statement and other documents also may be obtained for free from SAIC, Inc., 10260 Campus Point Drive, San Diego, CA 92121, Attention: Corporate Secretary.

SAIC, Inc. and its directors, executive officers and other members of management and employees may be deemed participants in the solicitation of proxies and voting instructions for the 2007 Annual Meeting of Stockholders. Information concerning the interests of these persons, if any, in the matters to be voted upon is set forth in the definitive proxy statement.

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